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                                                                   Exhibit 10.20

                             NON-COMPETE AGREEMENT
                             ---------------------

        THIS AGREEMENT is made and entered into as of May 11, 1999, by and among Integrated Circuit Systems, Inc., a Pennsylvania corporation (the "Company"),
                                                                   -------
and Hock E. Tan ("Executive").
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        WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of January 20, 1999 (as amended, the "Merger Agreement"), by and among
                                               ----------------
the Company and ICS Merger Corp., a Pennsylvania corporation ("ICS"), pursuant
                                                               ---
to which ICS will be merged with and into the Company and the Company shall be the surviving corporation. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

        WHEREAS, Executive possesses certain knowledge and proprietary information with respect to the Company, which, if disclosed or made available to the Company's competitors, would have a material adverse effect on the Company, and the Executive has been primarily responsible for the creation of the goodwill inherent in the Company.

        NOW, THEREFORE, in consideration of the mutual convenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree:

        1.      Non-Compete, Non-Solicitation.
                -----------------------------

        (a) In order to protect the value of the capital stock of the Company acquired by ICS's stockholders pursuant to the Merger Agreement (including the goodwill inherent in the Company as of the Closing Date), Executive agrees that during the period beginning on the date of this Agreement and ending on the second anniversary thereof (the "Noncompete Period"), he shall
                                                   -----------------
not, directly or indirectly, either for himself or for any other person, partnership, corporation or company, own, manage, control, participate in, consult with, render services for, permit his name to be used or in any other manner engage in any business or enterprise which manufactures, designs, produces or sells products which compete with products that the Company currently produces or is in the process of developing anywhere in the world where the Company currently conducts its business. For purposes of this Agreement, the term "participate" includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, Executive, franchisor, franchisee, creditor, owner or otherwise; provided that the foregoing activities shall not include passive ownership of less than 2% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market or serving on the board of directors of any organization that does not compete with the Company or its Subsidiaries. Executive agrees that the covenant is reasonable with respect to its duration, geographical area and scope.

        (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary (other than by mass advertising to the general public, including by newspaper or internet, but not including any solicitation by phone), (ii) hire or
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employ any person who was an employee of the Company or any Subsidiary at any time within the 180 day period prior to the date hereof to perform services described in paragraph 1(a), (iii) call on, solicit, or service any customer, supplier, licensee, licensor or other business relation or prospective client of the Company or any Subsidiary with respect to products and/or services that have been provided by the Company, are currently being provided by the Company or which the Company is currently in the process of developing, or (iv) induce or attempt to induce any customer, supplier, licensee, licensor, or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or such Subsidiary.

    (c) Executive acknowledges that, in the course of his employment with the Company and its Affiliates, he has become familiar with the Confidential Information (as defined below) and Work Product (as defined below) of the Company and its Subsidiaries. Executive further acknowledges that the scope of the business of the Company and its Subsidiaries is independent of location (such that) it is not practical to limit the restrictions contained in this paragraph 1 to a specified county, city, or part thereof) and that, therefore, as the President and Chief Executive Officer of the Company, Executive has had direct or indirect responsibility, oversight or duties with respect to all of the businesses of the Company and its Subsidiaries and its and their current and prospective employees, vendors, customers, clients and other business relations, and that, accordingly, the geographical restriction contained in this paragraph 1 is reasonable in all respects and necessary to protect the goodwill and Confidential Information and Work Product of the Company and its Subsidiaries and that, without such protection, the Company's and its Subsidiaries' customer and client relations and competitive advantage would be materially adversely effected. It is specifically recognized by Executive that his services to the Company and its Subsidiaries have been special, unique, and of extraordinary value, that the Company and its Subsidiaries has a protectable interest in prohibiting Executive as provided in this paragraph 1, that Executive has been primarily responsible for the growth and development of the Company and its subsidiaries and the creation and preservation of their goodwill, and that money damages are insufficient to protect such interests, that such prohibitions would be necessary and appropriate without regard to payments being made to Executive hereunder, and that the Company would not enter this Agreement with Executive and the merger contemplated by the Merger Agreement would not have been consummated without the restrictions contained in this paragraph 1. Executive further acknowledges that the restrictions contained in this paragraph 1 do not impose an undue hardship on him and, since he has general business skills which may be used in industries other than that in which each of the Company and its Subsidiaries conduct their business and do not deprive Executive of his livelihood. Executive agrees that the covenants made in paragraph 1(a) and 1(b) shall be construed as agreements independent of any other provision(s) of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision(s) of this Agreement.

  2.  Confidential Information. Executive acknowledges that the information,
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observations and data (including without limitation trade secrets, know-how, research and product plans, customer lists, software, inventions, processes, formulas, technology, designs, drawings, specifications, marketing and advertising materials, distribution and sales methods and systems, sales and profit figures and other technical or business information) disclosed or otherwise revealed to him, or discovered or otherwise obtained by him, directly or indirectly, while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any of its Subsidiaries















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("Confidential Information") are the property of the Company or such Subsidiary.
  ------------------------
Therefore, Executive agrees that, except as required by applicable law (in which case Executive shall disclose the minimum amount required to be disclosed by applicable law and shall consult with the Company to the maximum extent practicable in developing such disclosure) he shall not disclose to any unauthorized person or use for his own purposes (other than in his capacity as an employee or director of the Company) any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's or any other senior or junior management employee's acts of omissions. Executive shall deliver to the Company, at any time as the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data
(and copies thereof) relating to the Confidential Information, Work Product or other business of the Company or any Subsidiary which he may then possess or have under his control.

        3.      Inventions and Intellectual Property Rights.
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        (a)     Executive agrees that he will promptly make full written
disclosure to the Board and will hold in trust for the sole right and benefit of the Company and its Subsidiaries, and Executive hereby assigns to the Company or its designee, his entire right, title and interest in and to, any and all inventions, innovations, improvements, original works of authorship, developments, concepts, methods, trade secrets, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or registrable under copyright or similar laws) which have been solely or jointly conceived, developed, made or reduced to practice, or caused to be conceived, developed, made or reduced to practice, by Executive while employed by the Company or its Subsidiaries (collectively "Work Product"): provided, however,
                                           ------------    --------  -------
that Executive shall not be required to assign to the Company Work Product that he developed entirely on his own time without using the Company's or any Subsidiary's equipment, supplies, facilities or Confidential Information, except for Work Product which either (i) related at the time of their conception or reduction to practice to the Company's business, or actual or demonstrably anticipated research or development of the Company, or (ii) resulted from any work performed by Executive for the Company. Executive acknowledges that any original works of authorship which were made by him (solely or jointly with others) within the scope of his employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

        (b) Executive represents to the Company that there are no inventions, original works of authorship, developments, improvements or trade secrets which were made by him prior to his employment with the Company or any Subsidiary, which are owned by him or in which he has an interest, which may relate to the Company's or its Subsidiaries' proposed business, products or research and development and which are not assigned to the Company hereunder.

        4.      Enforcement. If, at the time of enforcement of paragraph 1, 2 or
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3 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to confidential Information and work Product, and for

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the other reasons set forth herein, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of paragraph 1, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

     5.    Executive's Representations. Executive hereby represents and warrants
           ---------------------------
to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

     6.    Survival. Paragraphs 1, 2 and 3 shall survive and continue in full
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force in accordance with their terms notwithstanding any termination of this
Agreement.

     7.    Notices. Any notice provided for in this Agreement shall be in
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writing and shall be either personally delivered, mailed by first class mail
(return receipt requested), or sent by overnight courier service, to the recipient at the address indicated below:

           Notices to Executive:
           --------------------

           Hock E. Tan
           1216 Old Gulph Road
           Rosemont, PA 19010

           Notices to the Company:
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           Integrated Circuit Systems, Inc.
           2435 Boulevard of the Generals
           Valley Forge, PA 19482
           Attn: Chairman of the Board

           With a copy to:
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           Pepper Hamilton LLP
           3000 Two Logan Square
           18th and Arch Streets


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           Philadelphia, PA 19103
           Facsimile: (215) 981-4570
           Attn:  Robert A. Friedel

           and

           Bain Capital, Inc.
           Two Copley Place
           Boston, Massachusetts 02116
           Attn:  David Dominik
                  Michael Krupka
                  Yoo Jin Kim

           and

           Kirkland & Ellis
           200 East Randolph Drive
           Chicago, Illinois 60601
           Attn:  Jeffrey C. Hammes, P.C.
                  Jeffrey Seifman

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

     8.    Severability. Whenever possible, each provision of this Agreement
           ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     9.    Complete Agreement. This Agreement, those documents expressly
           ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     10.   No Strict Construction. The language used in this Agreement shall be
           ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

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     11.  Counterparts. This Agreement may be executed in separate counterparts,
          ------------
each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     12.  Successors and Assigns. This Agreement is intended to bind and inure
          ----------------------
to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

     13.  Choice of Law. All issues and questions concerning the construction,
          -------------
validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

     14.  Amendment and Waiver. The provisions of this Agreement may be amended
          --------------------
or waived only with the prior written consent of the Company (with Board approval) and Executive, and no course of conduct of failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                                *   *   *   *   *

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                                INTEGRATED CIRCUIT SYSTEMS, INC.


                                                By: /s/ Hock E. Tan
                                                   --------------------------
                                                Name:
                                                Its:


                                                /s/ Hock E. Tan
                                                -----------------------------
                                                    HOCK E. TAN